FOR IMMEDIATE RELEASE	July 22, 2021

MIDWESTONE FINANCIAL GROUP, INC.
REPORTS FINANCIAL RESULTS FOR THE
SECOND QUARTER OF 2021
Second Quarter Summary(1)
•Net income for the second quarter was $17.3 million, or $1.08 per diluted common share.
◦Total revenue, net of interest expense, of $48.7 million.
◦Credit loss benefit of $2.1 million.
◦Noninterest expense of $28.7 million.
•Excluding PPP loans, commercial loans were $2.61 billion,(2) as compared to $2.56 billion(2) for the first quarter of 2021 (the "linked quarter"), an increase of 2.2%.
•Average total deposits were $4.88 billion, as compared to $4.57 billion for the linked quarter, an increase of 6.6%, while cost of average total deposits decreased to 0.28%.
•Efficiency ratio of 54.83%(2).
•Nonperforming assets declined 8.0% and the net charge-off ratio was 5 bps.
Iowa City, Iowa - MidWestOne Financial Group, Inc. (Nasdaq: MOFG) (“we”, “our”, or the "Company”) today reported net income for the second quarter of 2021 of $17.3 million, or $1.08 per diluted common share, compared to net income of $21.6 million, or $1.35 per diluted common share, for the linked quarter.
CEO COMMENTARY
Charles Funk, Chief Executive Officer of the Company, commented, "This was another solid quarter for our Company with good core loan growth, improved asset quality, and a nice build in our tangible book value. Despite the continuation of very low credit line usage, our commercial bankers were able to produce a quarter of respectable core loan growth although potential headwinds remain."
"The low interest rate environment continues to pressure commercial bank margins, and we are not immune. Our noninterest income results reflect a decrease in mortgage gain on sale margins; however, we continue to be running at an 'above normal' rate of mortgage originations. Our wealth management group continues to produce good results as well."
"With respect to capital, we believe our stock currently represents a compelling value, and we are selectively repurchasing our stock at opportune moments. We returned $4.7 million of capital to shareholders during the second quarter of 2021, including $1.1 million from such stock repurchases."
"Finally, we commend our fine staff for closing nearly one-half of a billion dollars of PPP loans. For some borrowers, these funds were literally the difference between survival and failure. Our bankers deserve much credit for their long hours and perseverance over the past twelve months."

1Second Quarter Summary compares to the linked quarter unless noted.
2Non-GAAP measure. See the Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.                1

FINANCIAL HIGHLIGHTS	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands, except per share amounts)	2021	2021	2020	2021	2020
Net interest income	$38,505	$38,617	$38,712	$77,122	$76,118
Noninterest income	10,218	11,824	8,269	22,042	18,424
Total revenue, net of interest expense	48,723	50,441	46,981	99,164	94,542
Credit loss (benefit) expense	(2,144)	(4,734)	4,685	(6,878)	26,418
Noninterest expense	28,670	27,700	28,038	56,370	58,039
Income before income tax expense	22,197	27,475	14,258	49,672	10,085
Income tax expense	4,926	5,827	2,546	10,753	348
Net income	$17,271	$21,648	$11,712	$38,919	$9,737
Diluted earnings per share	$1.08	$1.35	$0.73	$2.43	$0.60

Return on average assets	1.18%	1.59%	0.92%	1.38%	0.40%
Return on average equity	13.24%	17.01%	9.21%	15.10%	3.82%
Return on average tangible equity(1)	16.75%	21.52%	13.50%	19.10%	6.48%
Efficiency ratio(1)	54.83%	50.77%	54.80%	52.76%	56.24%
(1) Non-GAAP measure. See the Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.
COVID-19 UPDATE
Loan Modifications
As of June 30, 2021, the outstanding balance of loans modified as a result of the COVID-19 pandemic totaled $21.0 million, an increase of 26% from $16.7 million at March 31, 2021. The increase from the end of the first quarter of 2021 was due to an additional deferral that was granted for one large commercial real estate loan. Of those modified loans at June 30, 2021, $0.7 million were in their first deferral period while $20.3 million were in a second deferral period.
SBA Paycheck Protection Program (PPP) Loans
The PPP Extension Act of 2021 set a deadline for PPP applications of May 31, 2021. The following table presents PPP loan measures as of the dates indicated:

	June 30, 2021						March 31, 2021
	Round 1		Round 2		Total		Round 1		Round 2		Total
(Dollars in millions)	#	$	#	$	#	$	#	$	#	$	#	$
Total PPP Loans Funded	2,681	348.5	2,175	149.3	4,856	497.8	2,681	348.5	1,623	125.7	4,304	474.2
PPP Loan Forgiveness(1)	2,247	285.7	441	12.3	2,688	298.0	1,709	210.3	—	—	1,709	210.3
Outstanding PPP Loans(2)	416	53.9	1,734	130.5	2,150	184.4	954	128.2	1,623	120.5	2,577	248.7

Unearned Income	$0.5		$6.0		$6.5		$1.7		$5.2		$6.9
(1) Excluded from the PPP Loan Forgiveness is $8.9 million as of June 30, 2021 and March 31, 2021 of PPP loans that were paid off by the borrower prior to forgiveness.
(2) Outstanding loans are presented net of unearned income.
Vulnerable Industries
We believe loans to certain industries are uniquely vulnerable to credit deterioration stemming from the COVID-19 pandemic. The following table presents our exposure to those industries as of the dates indicated.

	June 30, 2021		March 31, 2021
(Dollars in millions)	Balance	% of Total Loans	Balance	% of Total Loans
Non-essential Retail	$78.4	2.4%	$88.0	2.6%
Restaurants	51.3	1.5	56.1	1.7
Hotels	108.2	3.2	114.4	3.4
CRE-Retail	202.6	6.1	191.1	5.7
Arts, Entertainment & Gaming	23.0	0.7	23.5	0.7
Total Vulnerable Industries Loan Portfolio	$463.5	13.9%	$473.1	14.1%

INCOME STATEMENT HIGHLIGHTS

Net Interest Income
Net interest income of $38.5 million in the second quarter of 2021 was relatively flat compared to $38.6 million in the first quarter of 2021 and reflected the income benefit from higher average earning asset balances in the second quarter of 2021 offset by lower PPP loan fee income and loan purchase discount accretion. Average interest earning assets increased $323.6 million to $5.52 billion in the second quarter of 2021, compared to the first quarter of 2021, as cash on hand and cash inflows from deposit activity was used to purchase debt securities and fund loan originations. Net PPP loan fee accretion was $2.5 million in the second quarter of 2021 compared to $3.7 million in the linked quarter. Loan purchase discount accretion was $0.9 million in the second quarter of 2021, down from $1.1 million in the linked quarter.
The Company's tax equivalent net interest margin was 2.88% in the second quarter of 2021 compared to 3.10% in the linked quarter as lower earning asset yields more than offset reduced funding costs. Total earning asset yields decreased 28 bps from the linked quarter due primarily to the decline in PPP loan fee income described above. The cost of interest bearing liabilities decreased 7 bps to 0.49%, primarily as a result of interest bearing deposit costs of 0.35%, which declined 5 bps from the linked quarter.
Noninterest Income
Noninterest income for the second quarter of 2021 decreased $1.6 million, or 14%, from the linked quarter. The decrease was primarily due to a $1.6 million decrease in loan revenue, coupled with a decrease of $0.4 million in other noninterest income. The decline in loan revenue included a $0.6 million reduction in mortgage origination fees from lower gain on sale margins as well as a $0.6 million decrease stemming from the fair value of our mortgage servicing rights. These decreases were partially offset by a $0.4 million increase in card revenue, which was primarily due to increased transaction volumes.
The following table presents details of noninterest income for the periods indicated:

	Three Months Ended
Noninterest Income	June 30,	March 31,	June 30,
(In thousands)	2021	2021	2020
Investment services and trust activities	$2,809	$2,836	$2,217
Service charges and fees	1,475	1,487	1,290
Card revenue	1,913	1,536	1,237
Loan revenue	3,151	4,730	1,910
Bank-owned life insurance	538	542	635
Investment securities gains, net	42	27	6
Other	290	666	974
Total noninterest income	$10,218	$11,824	$8,269
Noninterest Expense
Noninterest expense for the second quarter of 2021 increased $1.0 million, or 3.5%, from the linked quarter primarily due to increases in legal and professional, compensation and employee benefits, and other noninterest expenses of $0.6 million, $0.5 million, and $0.4 million, respectively. The increase in legal and professional expenses was due primarily to a legal insurance recovery of $0.4 million in the first quarter of 2021 that did not recur in the second quarter of 2021. The increase in compensation and employee benefits was due primarily to a $0.6 million reduction in the benefit from SBA PPP loan origination costs which are deferred and amortized over the life of the loan to which they relate. The increased noninterest expenses, as well as the decline in noninterest income noted above, were the primary drivers of the increase in the efficiency ratio, which increased 4.06 percentage points to 54.83%, as compared to the linked quarter efficiency ratio of 50.77%.

The following table presents details of noninterest expense for the periods indicated:

	Three Months Ended
Noninterest Expense	June 30,	March 31,	June 30,
(In thousands)	2021	2021	2020
Compensation and employee benefits	$17,404	$16,917	$15,682
Occupancy expense of premises, net	2,198	2,318	2,253
Equipment	1,861	1,793	2,010
Legal and professional	1,375	783	1,382
Data processing	1,347	1,252	1,240
Marketing	873	1,006	910
Amortization of intangibles	1,341	1,507	1,748
FDIC insurance	245	512	445
Communications	371	409	449
Foreclosed assets, net	136	47	34
Other	1,519	1,156	1,885
Total noninterest expense	$28,670	$27,700	$28,038
Income Taxes
The effective income tax rate was 22.2% in the second quarter of 2021 compared to 21.2% in the linked quarter. The effective income tax rate in the second quarter of 2021 reflected an increase in income taxes based on the statutory rate and state income taxes, net of federal income tax benefits, primarily due to the net income earned during the quarter, offset by benefits related to tax-exempt interest and bank-owned life insurance. The effective income tax rate for the full year 2021 is expected to be in the range of 20-22%.

BALANCE SHEET, LIQUIDITY AND CAPITAL HIGHLIGHTS	As of or for the Three Months Ended
	June 30,	March 31,	June 30,
(Dollars in millions, except per share amounts)	2021	2021	2020
Ending Balance Sheet
Total assets	$5,749.2	$5,737.3	$5,231.0
Loans held for investment, net of unearned income	3,330.2	3,358.2	3,597.0
Total securities held for investment	2,072.5	1,896.9	1,187.5
Total deposits	4,792.7	4,794.6	4,265.4
Average Balance Sheet
Average total assets	$5,851.7	$5,520.3	$5,098.8
Average total loans	3,396.6	3,429.7	3,633.7
Average total deposits	4,875.3	4,573.9	4,165.6
Funding and Liquidity
Short-term borrowings	$212.3	$175.8	$162.2
Long-term debt	169.8	201.7	190.0
Loans to deposits ratio	69.48%	70.04%	84.33%
Equity
Total shareholders' equity	$530.3	$511.3	$520.8
Common equity ratio	9.22%	8.91%	9.96%
Tangible common equity(1)	445.4	425.1	398.4
Tangible common equity ratio(1)	7.86%	7.52%	7.80%
Per Share Data
Book value	$33.22	$32.00	$32.35
Tangible book value(1)	$27.90	$26.60	$24.74
(1) Non-GAAP Measure. See the Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

Loans Held for Investment
Loans held for investment, net of unearned income, decreased $28.0 million, or 1%, to $3.33 billion from March 31, 2021, driven primarily by PPP loan forgiveness and lower line utilization.

The following table presents the composition of loans held for investment, net of unearned income, as of the dates indicated:

Loans Held for Investment	June 30, 2021		March 31, 2021		June 30, 2020
	Balance	% of Total	Balance	% of Total	Balance	% of Total
(dollars in thousands)
Commercial and industrial	$982,092	29.5%	$993,770	29.6%	$1,084,527	30.2%
Agricultural	107,834	3.2	117,099	3.5	140,837	3.9
Commercial real estate
Construction and development	168,070	5.0	164,927	4.9	199,950	5.6
Farmland	134,877	4.1	138,199	4.1	161,897	4.5
Multifamily	255,826	7.7	261,806	7.8	247,403	6.9
Other	1,147,016	34.4	1,128,660	33.6	1,155,489	32.0
Total commercial real estate	1,705,789	51.2	1,693,592	50.4	1,764,739	49.0
Residential real estate
One-to-four family first liens	332,117	10.0	337,408	10.0	377,100	10.5
One-to-four family junior liens	136,464	4.1	137,025	4.1	155,814	4.3
Total residential real estate	468,581	14.1	474,433	14.1	532,914	14.8
Consumer	65,860	2.0	79,267	2.4	74,022	2.1
Loans held for investment, net of unearned income	$3,330,156	100.0%	$3,358,161	100.0%	$3,597,039	100.0%
Credit Loss Expense & Allowance for Credit Losses

The following table shows the activity in the allowance for credit losses for the periods indicated:

	Three Months Ended			Six Months Ended
Allowance for Credit Losses Roll Forward	June 30,	March 31,	June 30,	June 30,	June 30,
(In thousands)	2021	2021	2020	2021	2020
Beginning balance	$50,650	$55,500	$51,187	$55,500	$29,079
Cumulative effect of change in accounting principle - CECL	—	—	—	—	3,984
Charge-offs	(840)	(1,003)	(2,103)	(1,843)	(3,600)
Recoveries	434	687	236	1,121	535
Net charge-offs	(406)	(316)	(1,867)	(722)	(3,065)
Credit loss (benefit) expense related to loans	(2,244)	(4,534)	6,324	(6,778)	25,646
Ending balance	$48,000	$50,650	$55,644	$48,000	$55,644

As of June 30, 2021, the allowance for credit losses ("ACL") was $48.0 million, or 1.44% of loans held for investment, net of unearned income, compared with $50.7 million, or 1.51%, at March 31, 2021. After excluding net PPP loans, the ACL as a percentage of loans held for investment, net of unearned income, decreased to 1.53%(1) as of June 30, 2021, from 1.63%(1) at March 31, 2021. The decline in the ACL during the second quarter reflected overall improvements in the economic forecast and an improved credit profile outlook when compared to the linked quarter.
(1)Non-GAAP Measure. See the Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

Deposits
The following table presents the composition of our deposit portfolio as of the dates indicated:

Deposit Composition	June 30, 2021		March 31, 2021		June 30, 2020
(In thousands)	Balance	% of Total	Balance	% of Total	Balance	% of Total
Noninterest bearing deposits	$952,764	19.9%	$958,526	20.0%	$867,637	20.3%
Interest checking deposits	1,414,942	29.6	1,406,070	29.4	1,153,697	27.1
Money market deposits	936,683	19.5	950,300	19.8	811,368	19.0
Savings deposits	596,199	12.4	580,862	12.1	463,262	10.9
Total non-maturity deposits	3,900,588	81.4	3,895,758	81.3	3,295,964	77.3
Time deposits of $250 and under	538,331	11.2	558,338	11.6	656,723	15.4
Time deposits over $250	353,747	7.4	340,467	7.1	312,748	7.3
Total time deposits	892,078	18.6	898,805	18.7	969,471	22.7
Total deposits	$4,792,666	100.0%	$4,794,563	100.0%	$4,265,435	100.0%

CREDIT RISK PROFILE

	As of or For the Three Months Ended
Highlights	June 30,	March 31,	June 30,
(dollars in thousands)	2021	2021	2020
Credit loss (benefit) expense related to loans	$(2,244)	$(4,534)	$6,324
Net charge-offs	$406	$316	$1,867
Net charge-off ratio(1)	0.05%	0.04%	0.21%

At period-end
Pass	$3,102,688	$3,112,728	$3,301,353
Special Mention / Watch	115,414	130,052	204,442
Classified	112,054	115,381	91,244
Total loans held for investment, net	$3,330,156	$3,358,161	$3,597,039
Classified loans ratio(2)	3.36%	3.44%	2.54%

Nonaccrual loans held for investment	$40,764	$43,874	$41,303
Accruing loans contractually past due 90 days or more	665	508	3,238
Total nonperforming loans	41,429	44,382	44,541
Foreclosed assets, net	755	1,487	965
Total nonperforming assets	$42,184	$45,869	$45,506
Nonperforming loans ratio(3)	1.24%	1.32%	1.24%
Nonperforming assets ratio(4)	0.73%	0.80%	0.87%
Allowance for credit losses	$48,000	$50,650	$55,644
Allowance for credit losses ratio(5)	1.44%	1.51%	1.55%
Adjusted allowance for credit losses ratio(6)	1.53%	1.63%	1.70%
(1) Net charge-off ratio is calculated as annualized net charge-offs divided by average loans held for investment, net of unearned income, during the period.
(2) Classified loans ratio is calculated as classified loans divided by loans held for investment, net of unearned income, at the end of the period.
(3) Nonperforming loans ratio is calculated as total nonperforming loans divided by loans held for investment, net of unearned income, at the end of the period.
(4) Nonperforming assets ratio is calculated as total nonperforming assets divided by total assets at the end of the period.
(5) Allowance for credit losses ratio is calculated as allowance for credit losses divided by loans held for investment, net of unearned income, at the end of the period.
(6) Non-GAAP Measure. See the Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.
The following table presents a roll forward of nonperforming loans for the period indicated:

Nonperforming Loans
(dollars in thousands)	Nonaccrual	90+ Days Past Due & Still Accruing	Total
Balance at March 31, 2021	$43,874	$508	$44,382
Loans placed on nonaccrual or 90+ days past due & still accruing	455	688	1,143
Repayments (including interest applied to principal)	(2,669)	—	(2,669)
Loans returned to accrual status or no longer past due	—	(503)	(503)
Charge-offs	(766)	(28)	(794)
Transfers to foreclosed assets	(130)	—	(130)
Balance at June 30, 2021	$40,764	$665	$41,429

CAPITAL
Effective March 31, 2020, we elected the 5-year phase-in option allowed under the interim final rule (IFR) issued by the federal banking regulatory agencies that delays the estimated impact on regulatory capital stemming from the implementation of the current expected credit losses (CECL) accounting standard. The IFR allows the add back of 100% of the capital effect from the day one CECL transition adjustment and 25% of the capital effect from subsequent increases in the allowance for credit losses through the two-year period ending December 31, 2021. This cumulative amount will then be reduced from capital over the subsequent three-year period.

Regulatory Capital Ratios	June 30,	March 31,	June 30,
	2021 (1)	2021	2020
MidWestOne Financial Group, Inc. Consolidated
Tier 1 leverage ratio	8.50%	8.78%	8.72%
Common equity tier 1 capital ratio	10.26%	10.16%	9.48%
Tier 1 capital ratio	11.21%	11.13%	10.48%
Total capital ratio	13.63%	13.75%	11.72%
MidWestOne Bank
Tier 1 leverage ratio	9.15%	9.60%	9.39%
Common equity tier 1 capital ratio	12.09%	12.19%	11.34%
Tier 1 capital ratio	12.09%	12.19%	11.34%
Total capital ratio	13.02%	13.19%	12.47%
(1) Capital ratios for June 30, 2021 are preliminary

CORPORATE UPDATE
Share Repurchase Program
For the period April 1, 2021 through June 22, 2021, under the prior repurchase program that was announced on August 20, 2019, which allowed for the repurchase of up to $10.0 million of common stock, the Company repurchased 20,985 shares of its common stock at an average price of $29.66 per share and a total cost of $0.6 million, leaving $2.1 million of shares that were available to be repurchased under that repurchase program.
On June 22, 2021, the Board of Directors of the Company approved a new share repurchase program which replaced the prior repurchase program, allowing for the repurchase of up to $15.0 million of the Company's common stock through December 31, 2023. For the period June 23, 2021 through June 30, 2021, the Company repurchased 17,790 shares of its common stock at an average price of $29.53 per share and a total cost of $0.5 million. At June 30, 2021, $14.5 million remained available to repurchase shares under the Company's new share repurchase program.
Cash Dividend Announcement
The Board of Directors of the Company declared a cash dividend of $0.2250 per common share on July 20, 2021. The dividend is payable September 15, 2021, to shareholders of record at the close of business on September 1, 2021.
Subordinated Debenture Redemption
On May 31, 2021, the Company exercised its option to redeem, in whole, $10.8 million of outstanding subordinated debentures (the "ATB Debentures") that were assumed upon the Company's acquisition of ATBancorp. The ATB Debentures had a stated maturity of May 31, 2023 and bore interest at a fixed annual rate of 6.5%. The amount of ATB Debentures qualifying as tier 2 regulatory capital would have been phased-out completely starting in the second quarter of 2022.
CONFERENCE CALL DETAILS
The Company will host a conference call for investors at 11:00 a.m. CT on Friday, July 23, 2021. To participate, please dial 866-233-3483 at least fifteen minutes before the call start time. If you are unable to participate on the call, a replay will be available until November 4, 2021, by calling 877-344-7529 and using the replay access code of 10157115. A transcript of the call will also be available on the Company’s web site (www.midwestonefinancial.com) within three business days of the call.

ABOUT MIDWESTONE FINANCIAL GROUP, INC.
MidWestOne Financial Group, Inc. is a financial holding company headquartered in Iowa City, Iowa. MidWestOne is the parent company of MidWestOne Bank, which operates banking offices in Iowa, Minnesota, Wisconsin, Florida, and Colorado. MidWestOne provides electronic delivery of financial services through its website, MidWestOne.bank. MidWestOne Financial Group, Inc. trades on the Nasdaq Global Select Market under the symbol “MOFG”.

Cautionary Note Regarding Forward-Looking Statements
This release contains certain “forward-looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995. We and our representatives may, from time to time, make written or oral statements that are “forward-looking” and provide information other than historical information. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. These factors include, among other things, the factors listed below. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of our management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “should,” “could,” “would,” “plans,” “goals,” “intend,” “project,” “estimate,” “forecast,” “may” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. Readers are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Additionally, we undertake no obligation to update any statement in light of new information or future events, except as required under federal securities law.
Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have an impact on our ability to achieve operating results, growth plan goals and future prospects include, but are not limited to, the following: (1) effects of the COVID-19 pandemic, including its effects on the economic environment, our customers and our operations, as well as any changes to federal, state, or local government laws, regulations, or orders in connection with the pandemic; (2) government intervention in the U.S. financial system in response to the COVID-19 pandemic, including the effects of recent legislative, tax, accounting and regulatory actions and reforms, including the Coronavirus Aid, Relief, and Economic Security Act, the Consolidated Appropriations Act, 2021 and the American Rescue Plan; (3) the impact of the COVID-19 pandemic on our financial results, including possible lost revenue and increased expenses (including the cost of capital), as well as possible goodwill impairment charges; (4) credit quality deterioration or pronounced and sustained reduction in real estate market values causing an increase in the allowance for credit losses, an increase in the credit loss expense, and a reduction in net earnings; (5) the effects of interest rates, including on our net income and the value of our securities portfolio; (6) changes in the economic environment, competition, or other factors that may affect our ability to acquire loans or influence the anticipated growth rate of loans and deposits and the quality of the loan portfolio and loan and deposit pricing; (7) fluctuations in the value of our investment securities; (8) governmental monetary and fiscal policies; (9) changes in and uncertainty related to benchmark interest rates used to price loans and deposits, including the expected elimination of LIBOR and the adoption of a substitute; (10) legislative and regulatory changes, including changes in banking, securities, trade, and tax laws and regulations and their application by our regulators; (11) the ability to attract and retain key executives and employees experienced in banking and financial services; (12) the sufficiency of the allowance for credit losses to absorb the amount of actual losses inherent in our existing loan portfolio; (13) our ability to adapt successfully to technological changes to compete effectively in the marketplace; (14) credit risks and risks from concentrations (by geographic area and by industry) within our loan portfolio; (15) the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds, financial technology companies, and other financial institutions operating in our markets or elsewhere or providing similar services; (16) the failure of assumptions underlying the establishment of allowances for credit losses and estimation of values of collateral and various financial assets and liabilities; (17) the risks of mergers, including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions; (18) volatility of rate-sensitive deposits; (19) operational risks, including data processing system failures or fraud; (20) asset/liability matching risks and liquidity risks; (21) the costs, effects and outcomes of existing or future litigation; (22) changes in general economic, political, or industry conditions, nationally, internationally or in the communities in which we conduct business; (23) changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies and the Financial Accounting Standards Board; (24) war or terrorist activities, widespread disease or pandemic, or other adverse external events, which may cause deterioration in the economy or cause instability in credit markets; (25) the effects of cyber-attacks; (26) the imposition of tariffs or other domestic or international governmental policies impacting the value of the agricultural or other products of our borrowers; and (27) other risk factors detailed from time to time in Securities and Exchange Commission filings made by the Company.

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
FIVE QUARTER CONSOLIDATED BALANCE SHEETS

	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands)	2021	2021	2020	2020	2020
ASSETS
Cash and due from banks	$52,297	$57,154	$65,078	$71,901	$65,863
Interest earning deposits in banks	11,124	80,924	17,409	55,421	45,018
Federal funds sold	13	7,691	172	7,540	6,329
Total cash and cash equivalents	63,434	145,769	82,659	134,862	117,210
Debt securities available for sale at fair value	2,072,452	1,896,894	1,657,381	1,366,344	1,187,455
Loans held for sale	6,149	58,333	59,956	13,096	12,048
Gross loans held for investment	3,344,156	3,374,076	3,496,790	3,555,969	3,618,675
Unearned income, net	(14,000)	(15,915)	(14,567)	(18,537)	(21,636)
Loans held for investment, net of unearned income	3,330,156	3,358,161	3,482,223	3,537,432	3,597,039
Allowance for credit losses	(48,000)	(50,650)	(55,500)	(58,500)	(55,644)
Total loans held for investment, net	3,282,156	3,307,511	3,426,723	3,478,932	3,541,395
Premises and equipment, net	84,667	85,581	86,401	87,955	88,929
Goodwill	62,477	62,477	62,477	62,477	93,977
Other intangible assets, net	22,394	23,735	25,242	26,811	28,443
Foreclosed assets, net	755	1,487	2,316	724	965
Other assets	154,731	155,525	153,493	159,507	160,541
Total assets	$5,749,215	$5,737,312	$5,556,648	$5,330,708	$5,230,963
LIABILITIES
Noninterest bearing deposits	$952,764	$958,526	$910,655	$864,504	$867,637
Interest bearing deposits	3,839,902	3,836,037	3,636,394	3,469,137	3,397,798
Total deposits	4,792,666	4,794,563	4,547,049	4,333,641	4,265,435
Short-term borrowings	212,261	175,785	230,789	183,893	162,224
Long-term debt	169,839	201,696	208,691	245,481	189,973
Other liabilities	44,156	53,948	54,869	68,612	92,550
Total liabilities	5,218,922	5,225,992	5,041,398	4,831,627	4,710,182
SHAREHOLDERS' EQUITY
Common stock	16,581	16,581	16,581	16,581	16,581
Additional paid-in capital	299,888	299,747	300,137	299,939	299,542
Retained earnings	219,884	206,230	188,191	175,017	198,382
Treasury stock	(15,888)	(15,278)	(14,251)	(12,272)	(12,272)
Accumulated other comprehensive income	9,828	4,040	24,592	19,816	18,548
Total shareholders' equity	530,293	511,320	515,250	499,081	520,781
Total liabilities and shareholders' equity	$5,749,215	$5,737,312	$5,556,648	$5,330,708	$5,230,963

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
FIVE QUARTER AND YEAR TO DATE CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(In thousands, except per share data)	2021	2021	2020	2020	2020	2021	2020
Interest income
Loans, including fees	$34,736	$36,542	$38,239	$38,191	$40,214	$71,278	$82,226
Taxable investment securities	6,483	5,093	4,673	4,574	4,646	11,576	8,363
Tax-exempt investment securities	2,549	2,555	2,529	2,360	1,858	5,104	3,370
Other	19	14	29	29	40	33	204
Total interest income	43,787	44,204	45,470	45,154	46,758	87,991	94,163
Interest expense
Deposits	3,409	3,608	4,265	5,296	6,409	7,017	14,358
Short-term borrowings	161	128	142	175	263	289	597
Long-term debt	1,712	1,851	2,026	1,874	1,374	3,563	3,090
Total interest expense	5,282	5,587	6,433	7,345	8,046	10,869	18,045
Net interest income	38,505	38,617	39,037	37,809	38,712	77,122	76,118
Credit loss (benefit) expense	(2,144)	(4,734)	(3,041)	4,992	4,685	(6,878)	26,418
Net interest income after credit loss (benefit) expense	40,649	43,351	42,078	32,817	34,027	84,000	49,700
Noninterest income
Investment services and trust activities	2,809	2,836	2,518	2,361	2,217	5,645	4,753
Service charges and fees	1,475	1,487	1,571	1,491	1,290	2,962	3,116
Card revenue	1,913	1,536	1,517	1,600	1,237	3,449	2,602
Loan revenue	3,151	4,730	3,900	3,252	1,910	7,881	3,033
Bank-owned life insurance	538	542	541	530	635	1,080	1,155
Investment securities gains, net	42	27	30	106	6	69	48
Other	290	666	549	230	974	956	3,717
Total noninterest income	10,218	11,824	10,626	9,570	8,269	22,042	18,424
Noninterest expense
Compensation and employee benefits	17,404	16,917	17,638	16,460	15,682	34,321	32,299
Occupancy expense of premises, net	2,198	2,318	2,476	2,278	2,253	4,516	4,594
Equipment	1,861	1,793	2,040	1,935	2,010	3,654	3,890
Legal and professional	1,375	783	2,052	1,184	1,382	2,158	2,917
Data processing	1,347	1,252	1,460	1,308	1,240	2,599	2,594
Marketing	873	1,006	986	857	910	1,879	1,972
Amortization of intangibles	1,341	1,507	1,569	1,631	1,748	2,848	3,776
FDIC insurance	245	512	495	470	445	757	893
Communications	371	409	412	428	449	780	906
Foreclosed assets, net	136	47	(35)	13	34	183	172
Goodwill impairment	—	—	—	31,500	—	—	—
Other	1,519	1,156	2,822	1,875	1,885	2,675	4,026
Total noninterest expense	28,670	27,700	31,915	59,939	28,038	56,370	58,039
Income (loss) before income tax expense	22,197	27,475	20,789	(17,552)	14,258	49,672	10,085
Income tax expense	4,926	5,827	4,079	2,272	2,546	10,753	348
Net income (loss)	$17,271	$21,648	$16,710	$(19,824)	$11,712	$38,919	$9,737

Earnings (loss) per common share
Basic	$1.08	$1.35	$1.04	$(1.23)	$0.73	$2.43	$0.60
Diluted	$1.08	$1.35	$1.04	$(1.23)	$0.73	$2.43	$0.60
Weighted average basic common shares outstanding	15,987	15,991	16,074	16,099	16,094	15,989	16,118
Weighted average diluted common shares outstanding	16,012	16,021	16,092	16,099	16,100	16,016	16,125
Dividends paid per common share	$0.2250	$0.2250	$0.2200	$0.2200	$0.2200	$0.4500	$0.4400

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
FINANCIAL STATISTICS

	As of or for the Three Months Ended			As of or for the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands, except per share amounts)	2021	2021	2020	2021	2020
Earnings:
Net interest income	$38,505	$38,617	$38,712	$77,122	$76,118
Noninterest income	10,218	11,824	8,269	22,042	18,424
Total revenue, net of interest expense	48,723	50,441	46,981	99,164	94,542
Credit loss (benefit) expense	(2,144)	(4,734)	4,685	(6,878)	26,418
Noninterest expense	28,670	27,700	28,038	56,370	58,039
Income before income tax expense	22,197	27,475	14,258	49,672	10,085
Income tax expense	4,926	5,827	2,546	10,753	348
Net income	$17,271	$21,648	$11,712	$38,919	$9,737
Per Share Data:
Diluted earnings	$1.08	$1.35	$0.73	$2.43	$0.60
Book value	33.22	32.00	32.35	33.22	32.35
Tangible book value(1)	27.90	26.60	24.74	27.90	24.74
Ending Balance Sheet:
Total assets	$5,749,215	$5,737,312	$5,230,963	$5,749,215	$5,230,963
Loans held for investment, net of unearned income	3,330,156	3,358,161	3,597,039	3,330,156	3,597,039
Total securities held for investment	2,072,452	1,896,894	1,187,455	2,072,452	1,187,455
Total deposits	4,792,666	4,794,563	4,265,435	4,792,666	4,265,435
Short-term borrowings	212,261	175,785	162,224	212,261	162,224
Long-term debt	169,839	201,696	189,973	169,839	189,973
Total shareholders' equity	530,293	511,320	520,781	530,293	520,781
Average Balance Sheet:
Average total assets	$5,851,736	$5,520,304	$5,098,847	$5,686,936	$4,884,285
Average total loans	3,396,575	3,429,746	3,633,695	3,413,069	3,534,979
Average total deposits	4,875,324	4,573,898	4,165,574	4,725,444	3,962,795
Financial Ratios:
Return on average assets	1.18%	1.59%	0.92%	1.38%	0.40%
Return on average equity	13.24%	17.01%	9.21%	15.10%	3.82%
Return on average tangible equity(1)	16.75%	21.52%	13.50%	19.10%	6.48%
Efficiency ratio(1)	54.83%	50.77%	54.80%	52.76%	56.24%
Net interest margin, tax equivalent(1)	2.88%	3.10%	3.38%	2.99%	3.48%
Loans to deposits ratio	69.48%	70.04%	84.33%	69.48%	84.33%
Common equity ratio	9.22%	8.91%	9.96%	9.22%	9.96%
Tangible common equity ratio(1)	7.86%	7.52%	7.80%	7.86%	7.80%
Credit Risk Profile:
Total nonperforming loans	$41,429	$44,382	$44,541	$41,429	$44,541
Nonperforming loans ratio	1.24%	1.32%	1.24%	1.24%	1.24%
Total nonperforming assets	$42,184	$45,869	$45,506	$42,184	$45,506
Nonperforming assets ratio	0.73%	0.80%	0.87%	0.73%	0.87%
Net charge-offs	$406	$316	$1,867	$722	$3,065
Net charge-off ratio	0.05%	0.04%	0.21%	0.04%	0.17%
Allowance for credit losses	$48,000	$50,650	$55,644	$48,000	$55,644
Allowance for credit losses ratio	1.44%	1.51%	1.55%	1.44%	1.55%
Adjusted allowance for credit losses ratio(1)	1.53%	1.63%	1.70%	1.53%	1.70%
PPP Loans:
Average PPP loans	$233,982	$236,231	$257,664	$234,515	$66,075
Fee Income(2)	2,469	3,674	1,054	6,143	1,054

(1) Non-GAAP measure. See the Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.
(2)The amount related to the first quarter of 2021 has been revised from previous disclosure.

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Three Months Ended
	June 30, 2021			March 31, 2021			June 30, 2020
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost
ASSETS
Loans, including fees (1)(2)(3)	$3,396,575	$35,255	4.16%	$3,429,746	$37,073	4.38%	$3,633,695	$40,721	4.51%
Taxable investment securities	1,604,463	6,483	1.62%	1,266,714	5,093	1.63%	731,699	4,646	2.55%
Tax-exempt investment securities (2)(4)	473,181	3,196	2.71%	465,793	3,203	2.79%	285,758	2,340	3.29%
Total securities held for investment(2)	2,077,644	9,679	1.87%	1,732,507	8,296	1.94%	1,017,457	6,986	2.76%
Other	48,208	19	0.16%	36,536	14	0.16%	67,429	40	0.24%
Total interest earning assets(2)	$5,522,427	44,953	3.26%	$5,198,789	45,383	3.54%	$4,718,581	47,747	4.07%
Other assets	329,309			321,515			380,266
Total assets	$5,851,736			$5,520,304			$5,098,847
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest checking deposits	$1,469,853	$1,095	0.30%	$1,349,671	$991	0.30%	$1,091,565	$1,113	0.41%
Money market deposits	942,072	502	0.21%	913,087	478	0.21%	829,826	885	0.43%
Savings deposits	595,150	324	0.22%	553,824	286	0.21%	439,592	365	0.33%
Time deposits	896,169	1,488	0.67%	837,460	1,853	0.90%	990,797	4,046	1.64%
Total interest bearing deposits	3,903,244	3,409	0.35%	3,654,042	3,608	0.40%	3,351,780	6,409	0.77%
Short-term borrowings	218,491	161	0.30%	175,193	128	0.30%	159,157	263	0.66%
Long-term debt	189,644	1,712	3.62%	205,971	1,851	3.64%	201,240	1,374	2.75%
Total borrowed funds	408,135	1,873	1.84%	381,164	1,979	2.11%	360,397	1,637	1.83%
Total interest bearing liabilities	$4,311,379	$5,282	0.49%	$4,035,206	$5,587	0.56%	$3,712,177	$8,046	0.87%
Noninterest bearing deposits	972,080			919,856			813,794
Other liabilities	45,035			49,003			61,637
Shareholders’ equity	523,242			516,239			511,239
Total liabilities and shareholders’ equity	$5,851,736			$5,520,304			$5,098,847
Net interest income(2)		$39,671			$39,796			$39,701
Net interest spread(2)			2.77%			2.98%			3.20%
Net interest margin(2)			2.88%			3.10%			3.38%

Total deposits(5)	$4,875,324	$3,409	0.28%	$4,573,898	$3,608	0.32%	$4,165,574	$6,409	0.62%
Cost of funds(6)			0.40%			0.46%			0.72%
(1) Average balance includes nonaccrual loans.
(2) Tax equivalent. The federal statutory tax rate utilized was 21%.
(3) Interest income includes net loan fees, loan purchase discount accretion and tax equivalent adjustments. Net loan fees were $2.3 million, $3.5 million, and $748 thousand for the three months ended June 30, 2021, March 31, 2021, and June 30, 2020, respectively. Loan purchase discount accretion was $873 thousand, $1.1 million, and $2.6 million for the three months ended June 30, 2021, March 31, 2021, and June 30, 2020, respectively. Tax equivalent adjustments were $519 thousand, $531 thousand, and $507 thousand for the three months ended June 30, 2021, March 31, 2021, and June 30, 2020, respectively. The federal statutory tax rate utilized was 21%.
(4) Interest income includes tax equivalent adjustments of $647 thousand, $648 thousand, and $482 thousand for the three months ended June 30, 2021, March 31, 2021, and June 30, 2020, respectively. The federal statutory tax rate utilized was 21%.
(5) Total deposits is the sum of total interest-bearing deposits and noninterest bearing deposits. The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.
(6) Cost of funds is calculated as annualized total interest expense divided by the sum of average total deposits and borrowed funds.

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Six Months Ended
	June 30, 2021			June 30, 2020
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost
ASSETS
Loans, including fees (1)(2)(3)	$3,413,069	$72,328	4.27%	$3,534,979	$83,230	4.73%
Taxable investment securities	1,436,522	11,576	1.63%	648,678	8,363	2.59%
Tax-exempt investment securities (2)(4)	469,507	6,399	2.75%	254,963	4,247	3.35%
Total securities held for investment(2)	1,906,029	17,975	1.90%	903,641	12,610	2.81%
Other	42,404	33	0.16%	62,304	204	0.66%
Total interest earning assets(2)	$5,361,502	90,336	3.40%	$4,500,924	96,044	4.29%
Other assets	325,434			383,361
Total assets	$5,686,936			$4,884,285
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest checking deposits	$1,410,094	$2,086	0.30%	$1,028,321	$2,428	0.47%
Money market deposits	927,660	980	0.21%	798,296	2,530	0.64%
Savings deposits	574,602	610	0.21%	416,713	756	0.36%
Time deposits	866,976	3,341	0.78%	993,966	8,644	1.75%
Total interest bearing deposits	3,779,332	7,017	0.37%	3,237,296	14,358	0.89%
Short-term borrowings	196,962	289	0.30%	140,550	597	0.85%
Long-term debt	197,762	3,563	3.63%	213,413	3,090	2.91%
Total borrowed funds	394,724	3,852	1.97%	353,963	3,687	2.09%
Total interest bearing liabilities	$4,174,056	$10,869	0.53%	$3,591,259	$18,045	1.01%
Noninterest bearing deposits	946,112			725,499
Other liabilities	47,008			54,323
Shareholders’ equity	519,760			513,204
Total liabilities and shareholders’ equity	$5,686,936			$4,884,285
Net interest income(2)		$79,467			$77,999
Net interest spread(2)			2.87%			3.28%
Net interest margin(2)			2.99%			3.48%

Total deposits(5)	$4,725,444	$7,017	0.30%	$3,962,795	$14,358	0.73%
Cost of funds(6)			0.43%			0.84%
(1) Average balance includes nonaccrual loans.
(2) Tax equivalent. The federal statutory tax rate utilized was 21%.
(3) Interest income includes net loan fees, loan purchase discount accretion and tax equivalent adjustments. Net loan fees were $5.8 million and $626 thousand for the six months ended June 30, 2021 and June 30, 2020, respectively. Loan purchase discount accretion was $2.0 million and $5.6 million for the six months ended June 30, 2021 and June 30, 2020, respectively. Tax equivalent adjustments were $1.0 million and $1.0 million for the six months ended June 30, 2021 and June 30, 2020, respectively. The federal statutory tax rate utilized was 21%.
(4) Interest income includes tax equivalent adjustments of $1.3 million and $0.9 million for the six months ended June 30, 2021 and June 30, 2020, respectively. The federal statutory tax rate utilized was 21%.
(5) Total deposits is the sum of total interest-bearing deposits and noninterest bearing deposits. The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.
(6) Cost of funds is calculated as annualized total interest expense divided by the sum of average total deposits and borrowed funds.

Non-GAAP Measures
This earnings release contains non-GAAP measures for tangible common equity, tangible book value per share, tangible common equity ratio, return on average tangible equity, net interest margin (tax equivalent), core net interest margin, loan yield (tax equivalent), core yield on loans, efficiency ratio, adjusted allowance for credit losses ratio, core loans, and core commercial loans. Management believes these measures provide investors with useful information regarding the Company’s profitability, financial condition and capital adequacy, consistent with how management evaluates the Company’s financial performance. The following tables provide a reconciliation of each non-GAAP measure to the most comparable GAAP measure.

Tangible Common Equity/Tangible Book Value
per Share/Tangible Common Equity Ratio	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands, except per share data)	2021	2021	2020	2020	2020
Total shareholders’ equity	$530,293	$511,320	$515,250	$499,081	$520,781
Intangible assets, net	(84,871)	(86,212)	(87,719)	(89,288)	(122,420)
Tangible common equity	$445,422	$425,108	$427,531	$409,793	$398,361

Total assets	$5,749,215	$5,737,312	$5,556,648	$5,330,708	$5,230,963
Intangible assets, net	(84,871)	(86,212)	(87,719)	(89,288)	(122,420)
Tangible assets	$5,664,344	$5,651,100	$5,468,929	$5,241,420	$5,108,543

Book value per share	$33.22	$32.00	$32.17	$31.00	$32.35
Tangible book value per share(1)	$27.90	$26.60	$26.69	$25.45	$24.74
Shares outstanding	15,963,468	15,981,088	16,016,780	16,099,324	16,099,324

Common equity ratio	9.22%	8.91%	9.27%	9.36%	9.96%
Tangible common equity ratio(2)	7.86%	7.52%	7.82%	7.82%	7.80%
(1) Tangible common equity divided by shares outstanding.
(2) Tangible common equity divided by tangible assets.

	Three Months Ended			Six Months Ended
Return on Average Tangible Equity	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2021	2021	2020	2021	2020
Net income	$17,271	$21,648	$11,712	$38,919	$9,737
Intangible amortization, net of tax(1)	1,006	1,130	1,311	2,136	2,832
Tangible net income	$18,277	$22,778	$13,023	$41,055	$12,569

Average shareholders’ equity	$523,242	$516,239	$511,239	$519,760	$513,204
Average intangible assets, net	(85,518)	(86,961)	(123,313)	(86,235)	(123,130)
Average tangible equity	$437,724	$429,278	$387,926	$433,525	$390,074

Return on average equity	13.24%	17.01%	9.21%	15.10%	3.82%
Return on average tangible equity(2)	16.75%	21.52%	13.50%	19.10%	6.48%
(1) The combined income tax rate utilized was 25%.
(2) Annualized tangible net income divided by average tangible equity.

Net Interest Margin, Tax Equivalent/ Core Net Interest Margin	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2021	2021	2020	2021	2020
Net interest income	$38,505	$38,617	$38,712	$77,122	$76,118
Tax equivalent adjustments:
Loans(1)	519	531	507	1,050	1,004
Securities(1)	647	648	482	1,295	877
Net interest income, tax equivalent	$39,671	$39,796	$39,701	$79,467	$77,999
Loan purchase discount accretion	(873)	(1,098)	(2,610)	(1,971)	(5,633)
Core net interest income	$38,798	$38,698	$37,091	$77,496	$72,366

Net interest margin	2.80%	3.01%	3.30%	2.90%	3.40%
Net interest margin, tax equivalent(2)	2.88%	3.10%	3.38%	2.99%	3.48%
Core net interest margin(3)	2.82%	3.02%	3.16%	2.91%	3.23%
Average interest earning assets	$5,522,427	$5,198,789	$4,718,581	$5,361,502	$4,500,924
(1) The federal statutory tax rate utilized was 21%.
(2) Annualized tax equivalent net interest income divided by average interest earning assets.
(3) Annualized core net interest income divided by average interest earning assets.

	Three Months Ended			Six Months Ended
Loan Yield, Tax Equivalent / Core Yield on Loans	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2021	2021	2020	2021	2020
Loan interest income, including fees	$34,736	$36,542	$40,214	$71,278	$82,226
Tax equivalent adjustment(1)	519	531	507	1,050	1,004
Tax equivalent loan interest income	$35,255	$37,073	$40,721	$72,328	$83,230
Loan purchase discount accretion	(873)	(1,098)	(2,610)	(1,971)	(5,633)
Core loan interest income	$34,382	$35,975	$38,111	$70,357	$77,597

Yield on loans	4.10%	4.32%	4.45%	4.21%	4.68%
Yield on loans, tax equivalent(2)	4.16%	4.38%	4.51%	4.27%	4.73%
Core yield on loans(3)	4.06%	4.25%	4.22%	4.16%	4.41%
Average loans	$3,396,575	$3,429,746	$3,633,695	$3,413,069	$3,534,979
(1) The federal statutory tax rate utilized was 21%.
(2) Annualized tax equivalent loan interest income divided by average loans.
(3) Annualized core loan interest income divided by average loans.

	Three Months Ended			Six Months Ended
Efficiency Ratio	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2021	2021	2020	2021	2020
Total noninterest expense	$28,670	$27,700	$28,038	$56,370	$58,039
Amortization of intangibles	(1,341)	(1,507)	(1,748)	(2,848)	(3,776)
Merger-related expenses	—	—	(7)	—	(61)
Noninterest expense used for efficiency ratio	$27,329	$26,193	$26,283	$53,522	$54,202

Net interest income, tax equivalent(1)	$39,671	$39,796	$39,701	$79,467	$77,999
Noninterest income	10,218	11,824	8,269	22,042	18,424
Investment securities gains, net	(42)	(27)	(6)	(69)	(48)
Net revenues used for efficiency ratio	$49,847	$51,593	$47,964	$101,440	$96,375

Efficiency ratio (2)	54.83%	50.77%	54.80%	52.76%	56.24%
(1) The federal statutory tax rate utilized was 21%.
(2) Noninterest expense adjusted for amortization of intangibles and merger-related expenses divided by the sum of tax equivalent net interest income, noninterest income and net investment securities gains.

Adjusted Allowance for Credit Losses Ratio	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2021	2021	2020	2020	2020
Loans held for investment, net of unearned income	$3,330,156	$3,358,161	$3,482,223	$3,537,432	$3,597,039
PPP loans	(184,390)	(248,682)	(259,260)	(331,703)	(327,648)
Core loans	$3,145,766	$3,109,479	$3,222,963	$3,205,729	$3,269,391
Allowance for credit losses	$48,000	$50,650	$55,500	$58,500	$55,644

Allowance for credit losses ratio	1.44%	1.51%	1.59%	1.65%	1.55%
Adjusted allowance for credit losses ratio(1)	1.53%	1.63%	1.72%	1.82%	1.70%
(1) Allowance for credit losses divided by core loans.

Core Loans/Core Commercial Loans	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2021	2021	2020	2020	2020
Commercial loans:
Commercial and industrial	$982,092	$993,770	$1,055,488	$1,103,102	$1,084,527
Agricultural	107,834	117,099	116,392	129,453	140,837
Commercial real estate	1,705,789	1,693,592	1,732,361	1,707,035	1,764,739
Total commercial loans	$2,795,715	$2,804,461	$2,904,241	$2,939,590	$2,990,103
Consumer loans:
Residential real estate	$468,581	$474,433	$499,106	$521,570	$532,914
Other consumer	65,860	79,267	78,876	76,272	74,022
Total consumer loans	$534,441	$553,700	$577,982	$597,842	$606,936
Loans held for investment, net of unearned income	$3,330,156	$3,358,161	$3,482,223	$3,537,432	$3,597,039

PPP loans	$184,390	$248,682	$259,260	$331,703	$327,648

Core loans(1)	$3,145,766	$3,109,479	$3,222,963	$3,205,729	$3,269,391
Core commercial loans(2)	$2,611,325	$2,555,779	$2,644,981	$2,607,887	$2,662,455
(1) Core loans are calculated as loans held for investment, net of unearned income less PPP loans.
(2) Core commercial loans are calculated as total commercial loans less PPP loans.

Contact:
Charles N. Funk	Barry S. Ray
Chief Executive Officer	Senior Executive Vice President and Chief Financial Officer
319.356.5800	319.356.5800